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Schedule 13D

                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

        The undersigned agree that this Schedule 13D dated September 28, 2001 relating to the Common Stock of Raytel Medical Corporation shall be filed on behalf of the undersigned.


                                                   /s/  Richard F. Bader
                                              ----------------------------------
                                                     Richard F. Bader


                                                   /s/  Albert J. Henry
                                              ----------------------------------
                                                     Albert J. Henry


                                              RT Acquisition Group, Inc.


                                              By:  /s/  Albert J. Henry
                                                  ------------------------------
                                              Name:   Albert J. Henry
                                              Title:  hairman



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